UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 7, 2010

Sunnyside Acres Mobile Estates
(Exact name of registrant as specified in its charter)

Nevada	000-52224	88-0409166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 031-088, Shennan Zhong Road
Shenzhen City, P.R. China 518031
(Address of principal executive offices)

Telephone – 0086-755-23990959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements.  Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	the impact that a downturn or negative changes in the market for entertainment equipment may have on sales.

•	our ability to obtain additional capital in future years to fund our planned expansion;

•	economic, political, regulatory, legal and foreign exchange risks associated with our operations; or

•	the loss of key members of our senior management and our qualified sales personnel.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•
the “Company,” “we,” “us,” and “our” refer to the combined business of (i) Sunnyside Acres Mobile Estates or “Sunnyside,” a Nevada corporation, (ii) Sino-Bon Entertainment Inc., or “Sino-Bon,” a BVI limited company and wholly-owned subsidiary of Sunnyside, (iii) Atlantic Investment (Group) Ltd., or “Atlantic Investment,” a Hong Kong limited company and wholly-owned subsidiary of Sino-Bon (iv) Jiangsu Danbom Mechanical & Electrical Co., Ltd., or “Danbom,” a Chinese limited company and wholly-owned subsidiary of Atlantic Investment, (v) Jiangsu Danbom Electronic Technology Co., Ltd., or “Danbom ET,” a Chinese limited company and wholly-owned subsidiary of Atlantic Investment, and (vi) Jiangsu Taicheng Plastic Products Co., Ltd., or “Taicheng,” a Chinese limited company and wholly-owned subsidiary of Atlantic Investment, as the case may be;

•	“BVI” refers to the British Virgin Islands;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“PRC,” “China,” and “Chinese,” refer to the People’s Republic of China (excluding Hong Kong and Taiwan);

•	“Renminbi” and “RMB” refer to the legal currency of China;

•	“Securities Act” refers to the Securities Act of 1933, as amended; and

•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

In this current report we are relying on and we refer to information and statistics regarding the entertainment equipment industry and economy in China and that we have obtained from various cited government and institute research publications. Much of this information is publicly available for free and has not been specifically prepared for us for use or incorporation in this current report on Form 8-K or otherwise. We have not independently verified such information, and you should not unduly rely upon it.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 7 , 2010, we entered into and closed a share exchange agreement, or the Share Exchange Agreement, with Sino-Bon Entertainment Inc., a BVI company, or Sino-Bon, the shareholders of Sino-Bon, and Max Time Enterprises Limited, a BVI company, pursuant to which we acquired 100% of the issued and outstanding capital stock of Sino-Bon in exchange for 17,000,000 shares of our Common Stock, which constituted 68.0% of our issued and outstanding capital stock as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 2.1 to this report, which are incorporated by reference herein.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 7, 2010, we completed an acquisition of Sino-Bon pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Sino-Bon is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

As a result of the acquisition, our consolidated subsidiaries include Sino-Bon Entertainment Inc., our wholly-owned subsidiary which is incorporated under the laws of the BVI, Atlantic Investment (Group) Limited, or Atlantic Investment, a wholly-owned subsidiary of Sino-Bon which is incorporated under the laws of Hong Kong, and (i) Jiangsu Danbom Mechanical & Electrical Co., Ltd., or “Danbom,” (ii) Jiangsu Danbom Electronic Technology Co., Ltd., or “Danbom ET,” and (iii) Jiangsu Taicheng Plastic Products Co., Ltd., or “Taicheng,” each of which is a wholly-owned subsidiary of Atlantic Investment and is a limited liability company incorporated under the laws of the PRC.  Danbom, Danbom ET and Taicheng are sometimes collectively referred to herein as the “Chinese Operating Subsidiaries.”

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on May 7, 2010, we acquired Sino-Bon in a reverse acquisition transaction.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.  Please note that the information provided below relates to the combined enterprises after the acquisition of Sino-Bon, except that information relating to periods prior to the date of the reverse acquisition only relate to Sino-Bon and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

Jiangsu Danbom Mechanical & Electrical Co., Ltd (Danbom) was established in January 2007.  Together with its two affiliated contractual suppliers, Jiangsu Danbom Electronic Technology Co., Ltd. (Danbom ET) and Jiangsu Taicheng Plastic Products Co., Ltd. (Taicheng), Danbom is a leading manufacturer of entertainment equipment in China, namely automatic Mahjong tables.  Increasing demand for our products is being driven primarily by increased urbanization, the surge in middle-class household income, improved living conditions in general and the fast growing entertainment market in China.  We have also benefited greatly from China’s strong economic growth and social development in recent years.

Our principal business consists of: (1) the design, manufacturing, research and development of entertainment equipment, namely automatic Mahjong tables; and (2) retail and wholesale sales of such entertainment equipment under our proprietary brands, including “Danbom,” “Aodong,” “Shimeng,” as well as other brands.  Our products are sold in our regional sales centers and in over 1,000 independently owned chain stores in the regions of Guangzhou, Shenzhen, Sichuan, Henan and Hunan.  Our products are also brought to market through our extensive distribution network of 21 authorized independent distributors as well as through five giant special electronics retailers selected to sell Danbom branded equipment on our behalf.  Our company headquarters and main sales office is located in Jiangsu Province in China, in the city of Jurong.

Since the inception of Danbom in 2007, our revenues have increased from $8,725,979 in fiscal year 2007 (which was slightly shortened to approximately 11 months) to $15,436,453 in fiscal year 2008, representing a growth rate of approximately 78%. Our revenues have increased from $15,436,453 in fiscal year 2008 to $61,178,247 in fiscal year 2009, representing a growth rate of approximately 296%.

Our Corporate History and Background

Sunnyside Acres Mobile Estates was originally incorporated under the laws of the State of Nevada on November 2, 1992.  Prior to our reverse acquisition of Sino-Bon, Sunnyside had originally intended to develop and build one or more mobile home parks in Southern California.  As of December 31, 1993, all funds raised by the sale of shares of Sunnyside to fulfill its initial objective had been expended and Sunnyside thereafter became dormant.  From February 1993 until the present, Sunnyside was inactive and could be deemed to be a so-called “shell” company, whose only purpose at that time was to determine and implement a new business purpose.

As a result of our reverse acquisition of Sino-Bon, we are no longer a shell company and active business operations were revived.

Acquisition of Sino-Bon

On May 7, 2010, we completed a reverse acquisition transaction through a share exchange with Sino-Bon and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Sino-Bon in exchange for 17,000,000 shares of our Common Stock which constituted 68.0% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition.  As a result of the reverse acquisition, Sino-Bon became our wholly-owned subsidiary and the former shareholders of Sino-Bon became our controlling stockholders.  The share exchange transaction with Sino-Bon and the Shareholders, or Share Exchange, was treated as a reverse acquisition, with Sino-Bon as the acquirer and Sunnyside as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Sino-Bon and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Sino-Bon was owned by the following persons in the indicated percentages: China US Venture Capital Group Limited (11.54%); Easy Develop Investment Limited (5.6%); Rongfu Limited (5.6%); Excel Bright Group Limited (5.6%); Super Lead Investment Limited (4.65%); Tao Liu (1.26%); Miao Liu (1.26%); Zao Jie Fang (2.1%); Yu Jiao Xiong (2.1%); Zaorong Fang (3.16%); Aibao Yang (2.53%); Vento International Limited (5.15%); Sino Expo Investments Limited (5.15%); First Triumph Holdings Limited (1.96%); and Qihong Yuan (40%).

Upon the closing of the reverse acquisition, Hui Ping Cheng, our sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on May 7, 2010 increased the size of our board of directors to three directors and appointed Qihong Yuan (Chairman), Xiaowei (Simon) Song and Liang (Jacky) Yan to fill the vacancies created by such resignation and increase in the size of the board, which appointments will become effective upon the effectiveness of the resignation of Hui Ping Cheng on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officer was replaced upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Sino-Bon, we now own all of the issued and outstanding capital stock of Sino-Bon, which in turn owns all of the issued and outstanding capital stock of Atlantic Investment, which in turn owns all of the issued and outstanding capital stock of the Chinese Operating Subsidiaries.

Sino-Bon was established in the British Virgin Islands on February 23, 2010 to serve as an intermediate holding company.  Xiong Lianli currently serves as the director of Sino-Bon.  Atlantic Investment was established in Hong Kong on September 4, 2009.  Sino-Bon currently owns 100% of Atlantic Investment.  Zuhong Xu currently serves as the director of Atlantic Investment.  On March 3, 2010, the local government of the PRC issued certificates of approval regarding the foreign ownership of the Chinese Operating Subsidiaries by Atlantic Investment, a Hong Kong entity.

Danbom, our primary Chinese Operating Subsidiary, was established in the PRC on January 24, 2007.  Qihong Yuan, our controlling stockholder, currently serves as the Executive Director and President of Danbom.  Danbom ET was established in the PRC on May 26, 2009.  Qisheng Yuan, the brother of Qihong Yuan, currently serves as the Executive Director of Danbom ET.  Taicheng was established in the PRC on November 20, 2008.  Liping Hou currently serves as the Executive Director of Taicheng.

Because of the common control between Sino-Bon, Atlantic Investment and the Chinese Operating Subsidiaries, for accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong and Chinese subsidiaries.  The chart below presents our corporate structure.

Our Industry and Principal Market:

China is the largest entertainment equipment manufacturer in the world and the compound annual growth rate of China’s entertainment equipment market was approximately 35% over the last five years. The total annual revenue of this sector in 2009 was over $2.2 billion.

In 2009, Chinese manufacturing accounted for nearly 16% all goods manufactured worldwide (source: China News Net 2010-3-27) and it is widely believed that China’s share of worldwide entertainment equipment manufacturing capacity is well above 20%.

Although China’s entertainment equipment manufacturing industry is expected to be tremendous in its total scale, it is currently a fractured industry.  The market is composed of a great number of small- and medium-sized manufacturers with an insignificant percentage of total market share and fewer sizable manufacturers with strong branding and long-term and loyal customers.  It appears likely that leading entertainment equipment enterprises in China with powerful branding and efficient operating abilities will have enormous potential for growth in the coming decades.

PRC Domestic Consumption:

GDP growth in the PRC has been strong and positive over the past ten years:

Along with growth in the economy as a whole, Chinese domestic consumption has increased in lockstep with rapid urbanization and increases in disposable income over the past 15 years.  Per capita urban disposable income has increased by an annualized rate of 12.9% over the 5 years ending in 2008, and is anticipated to top $3,000.00 in 2012.  The urban population as a percentage of the total population increased from 40.6% in 2003 to 45.0% in 2007 and this trend is expected to continue in the future.

These trends have driven a boom in leisure and entertainment spending in the PRC, which is expected to grow to well over $8.5 billion by 2011, representing an annualized growth rate of 40% over the prior ten years.

The PRC Entertainment Equipment (Automatic Mahjong Table) Market:

The automatic Mahjong table was first introduced to the Chinese market in early 2000.  When the market for automatic Mahjong tables started in 2000, there were less than 10 manufacturers of automatic Mahjong tables and around 30 related brands in China.  Starting in 2006, the market picked up exceptionally—the number of manufacturers increased to over 300 and more than 700 brands were launched.  The size of the domestic market for automatic Mahjong tables in China reached $657 million last year and is expected to grow at a pace of 25% annually through 2015 (in terms of units sold).  As income levels continue to increase and Mahjong playing has become an important component of people’s leisure time, it is expected that sales of automatic Mahjong tables will approach the level of four million units in 2011.  Accordingly, we expect the market for our products will continue to grow for the foreseeable future.

Forecast of Automatic Mahjong Table Demand (number of units)

Source: Chinese Automatic Mahjong Table Association and CCID Consulting Co.,

Our Growth Strategy

We believe that the market for automatic Mahjong tables is still in its infancy in China, which provides us with attractive and sustainable growth opportunities.  Thanks to our long-term focus on R&D and strong in-house manufacturing capability, we are favorably positioned as a leading manufacturer with obvious advantages in the industry.

We intend to pursue the following strategies to achieve our growth goal:

1)	Continually invent and launch new comprehensive entertainment products utilizing our world-class R&D, design and manufacturing capabilities.
2)	Refine and expand our nationwide sales and distribution network and third party shopping mall channels in prime locations to reach more customers.
3)	Continue our aggressive marketing and advertising campaigns in order to further enhance our brand awareness.
4)	Strive for excellence in quality and after-sales service to attract new customers and retain loyal customers.
5)	Aggressively control our manufacturing costs by integrating upstream components suppliers.
6)	Expand into different divisions in the entertainment market and aiming to position as an entertainment service provider in the long-term.

Our Products

Our products have consisted of single-outlet, four-outlet and eight-outlet automatic Mahjong tables.  We ceased production of single-outlet tables in 2010.  We were the first manufacturer to introduce the eight-outlet automatic Mahjong table to the market in 2009.  We develop, design, manufacture, and assemble our own products.

>Eight Outlet Automatic Mahjong Tables                                                                                   >Four Outlet Automatic Mahjong Tables

Raw Materials

The raw materials and components of our product, the automatic Mahjong table, include metal parts, plastic molding parts, micro-motors, electronic program-controlled devices, magneto-optical parts, transmission parts and other accessories, the majority of which are manufactured in-house by our Chinese Operating Subsidiaries, Danbom ET and Taicheng, and the rest of which are purchased from our long-term outside suppliers, including but not limited to Wuxi Linglang Electrical Manufacture Co., Ltd, which supplies micro-motors to us.

Sales Channels

The following diagram details our current distribution channels:

As of December 31, 2009, our five regional sales centers distributed our products through a total of 1,046 independently owned “chain stores,” and 21 local independent distributors in the Northern and Southern regions sold our products through 3,050 independent retail stores.  We also distribute our products through giant household electronics and appliance shopping malls in China.  So far, we have our own booths in 5 Suning Electronics Shopping Malls at different locations.

Regional Sales Centers:

We directly own and operate our regional sales centers, which are typically located in areas where residents are relatively wealthy and automatic Mahjong tables are in a strong demand.  We established these sales centers to exclusively promote our products directly to our target customers.  All of the employees in these centers are hired by us directly.  Each regional sales center has one warehouse where our products are stocked in order to deliver them to the end customers efficiently.  Our regional sales centers are also responsible for after-sale service, such as maintenance and repairs, in that particular region.  Our sales department is in total control of the selling price and strategy for these regional sales centers to ensure the fair control of prices and competition in the Chinese domestic market.

Chain Stores:

Each regional sales center has developed a relationship with a group of retail stores in its territory to which it sells our products.  We refer to these stores as Danbom’s “chain stores.”  Usually these retail stores are independently owned and operated by local individuals who wish to promote and sell Danbom’s products in their local communities.  Danbom’s regional sales centers are able to support these chain stores with quicker delivery and better after-services.  The majority of these chain stores sell Danbom’s products exclusively and only a small percentage of chain stores also sell some other brands in the store.  The chain store owner typically has a strong loyalty to Danbom.

During the years ended December 31, 2009 and 2008, the sales generated by the Company’s regional sales centers accounted for 39% and 30% of total sales, respectively.

Photo 1— A Chain Store in Hunan Province

Local Independent Distributors:

In developing provinces and central cities where there is less demand for automatic Mahjong tables and it is not cost-effective for us to establish regional sales centers, Danbom’s strategy is to look for local independent distributors to distribute our products to retail shops or the end buyers.  In some cases, these local independent distributors are wholesalers in their areas.  We sell our products to these distributors at a discounted price, usually 5-10% lower than the average market price, and these distributors can mark up the price to next-tier stores based on their own specific market conditions in their local areas, in contrast to Danbom’s regional sales centers, which must follow Danbom’s sales department’s price instructions and cannot charge higher prices.  Typically, Danbom assigns exclusive distribution rights to these local independent distributors in specific areas, subject to the condition that each distributor’s sales volume has to meet Danbom’s minimum requirements.  If a distributor fails to meet these minimum sales requirements, Danbom is entitled to cancel the relevant contract and find a new distributor in that area.

Unaffiliated Retail Stores:

Each local independent distributor wholesales Danbom’s products to independent retail stores in its area.  These retail stores are typically “mom-and-pop” stalls in local communities.  Since independent distributors usually cannot offer support as strong as what the regional sales centers can provide, the relationship between independent local distributors and these retail stores is less structured.  As a natural result, these retail stores usually promote and sell many other brands of automatic Mahjong tables besides Danbom’s products.  We refer to these retail stores under independent local distributors as “unaffiliated retail stores.”

During the years ended December 31, 2009 and 2008, the sales generated by the Company’s local independent distributors accounted for 60% and 70% of total sales, respectively.

Photo 2—Flagship Store of the Local Distributor in Chongqing

Photo 3—Layout inside the flagship store in Chongqing

Photo 4—Unaffiliated Retail Store in Fujian Province

Sales Booths in Special Electronics Shopping Malls: (China’s Largest Household Electronics Chains)

In China nowadays, a number of chain household electronics and appliance shopping malls have enormous influence on the market for household appliances and electronics. Among them, Suning and Gome are the two largest players.

In October 2009, on a test basis, we entered into an agreement with five Suning shopping malls in Chengdu City, Sichuan Province to open our own booths in these five malls to sell our products.  Danbom is the first automatic Mahjong table manufacturer to market its products through this kind of electronics shopping malls.  Currently, the sales volume in the Suning malls is not yet significant, but this is a new sales channel and we expect that there will be an increasing number of families starting to purchase all of their household appliances from these shopping malls, as they offer a full selection of household appliances and electronics in a single location.  We believe this sales channel will gradually generate more sales.

During the year ended December 31, 2009, the sales generated by the Company’s sales booths in special electronics shopping malls accounted for 1% of total sales.

Photo 5 – Danbom’s Booth inside the Suning Household Electronics & Appliance Shopping Mall in Chengdu City

Before 2007, all the automatic Mahjong table manufacturers in China promoted their products through distributor-retail networks.  Danbom was the first automatic Mahjong table manufacturer to sell its products through its own sales centers in primary areas.  The new regional sales center/chain store model has significantly enhanced our brand image and credibility for the end retailers and customers, as well as improved after-sale service quality.  In fact, this has been one of the main drivers for us to outperform our competitors.

At present, the sale volume (in units) from regional sales centers already accounts for more than 40% of our total sales.  In the future, we anticipate opening additional regional sales centers that will gradually replace the local independent distributors.  We believe that our own regional sales centers are more efficient and more responsive to our end customers’ needs.  Furthermore, we have better and more direct control over retail stores through our regional sales centers compared to the local independent distributors, resulting in better after-sales service.  Specifically, we expect to open two more regional sales centers in the Eastern and Northeastern China regions in late 2010.

The following map shows the locations of our sales network:

Sales Prices

We intend to keep the pricing of our products at reasonable levels in the foreseeable future in order to stay competitive and maintain product demand.  Our wholesale prices are generally not more than a 5-10% discount to the sales price.

Patents

The Company has received ten patents from the Chinese government relating to the design and manufacture of automatic Mahjong tables.  We believe that these patents give us a significant competitive advantage in our market.  Although, historically, it has been difficult to enforce patent rights in the PRC, we believe that this situation has improved somewhat recently.

Trademarks

Our products are sold under a series of brands including Danbom, Aodong, Shimeng and other brand names, which are all officially registered trademarks in the PRC.  We believe that our trademarks are of considerable value to us as they allow our customers to differentiate our products from those of our competitors and allow us to reap the benefits of our marketing efforts.  Although the enforceability of trademark rights in the PRC is somewhat more developed than with respect to patent rights, there is still some risk that we will not be able to stop infringement of such rights.  The following table lists our registered trademarks.

Employees

The table below details the various departments and number of employees in each business sections.

Management and Administration	77
R&D and Design	22
Accounting	28
Warehouse	30
Production Worker	1065
Sales and Marketing	129
Total	1351

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities for our operations in the PRC.  According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees and to pay them no less than local minimum wage.

Our Facilities and Property

Our headquarters and principal manufacturing facilities are in Jurong City, Jiangsu Province, China. In China, the government retains ownership of the land.  We have been granted fifty year land use rights for the real property we occupy in Jurong City.  When our land use rights expire, we will have to purchase new land use rights from the government again.

Below are the details about our land use rights.
Certificate No.	(2007)No.07572
User of the Land	Jiangsu Danbom Mechanical & Electrical Co., Ltd
Location	Heping Village, Baohua Town, Jurong City, Jiangsu Province
Usage	Manufacture
Area (sqm)	18,026
Form of Acquisition	By means of transfer
Expiration Date	07/20/2055

Certificate No.	(2008)No.012379
User of the Land	Jiangsu Danbom Mechanical & Electrical Co., Ltd
Location	Heping Village, Baohua Town, Jurong City, Jiangsu Province
Usage	Manufacture
Area (sqm)	40,183
Form of Acquisition	By means of transfer
Expiration Date	09/02/2058

Danbom built and owns the manufacturing facilities and other improvements built on this land, which facilities total about 35,500 square meters.

Photo 6 – Two Factory Facilities of Danbom

We have also leased a two-floor workshop of about 2,400 square meters from the Heping Village Commission for five years at a rental of RMB 100,000 per year, which lease expires in May 2014.

Taicheng has a three-year lease for certain offices, workshops and warehouses of about 8,500 sqm, with rent payable of RMB 612,000 per year, which lease expires on April 1, 2012.  When such lease expires, we will have priority to renew the lease agreement with the lessor.

We own all of the equipment in our factories.

Our Advertising and Marketing Efforts

Our sales and marketing department is responsible for the organization of sales fairs, selection, review, execution and management of contracts with third parties and distributors, and operation of our own retail outlets.  We utilize television advertising, print media, internet advertising, and outdoor billboard displays to build brand awareness.  In May 2008, we initiated a massive advertisement campaign on China’s most influential TV broadcasting station—CCTV (China Central TV).  In 2009, we re-decorated the storefronts of all of our over 4,000 chain stores and unaffiliated retail stores throughout China with Danbom’s enlarged logo.

Photo 7—Danbom’s ads on bulletin board outside of the stores throughout China.

Competition

The retail market for entertainment equipment, and in particular automatic Mahjong tables, is highly competitive in the PRC, especially in recent years.  Although there are over 300 manufacturers competing in this market, five leading manufacturers possess almost 50% of market share, including Danbom and four other leading manufacturers with similar products and overlapping target customers in our market, including Troyo Leisure and Entertainment Ltd (Matsuoka Machatronics (China) Co., Ltd), Aolong (Shanghai Baique Recreational Co., Ltd), Hongyun (Jiangsu Hongyun Automatic Mahjong Table Machinery Co., Ltd), and Dafeng Zhizun (Longzhiteng Mechatronics Appliance Co., Ltd).  We believe that we are highly competitive in the market due to our strong in-house manufacturing capability, advanced technology driven by our excellent R&D Team, variety of brands we have to serve different tiers of customers and extensive distribution network in all geographic regions throughout the PRC.

Regulation

Because our Chinese Operating Subsidiaries are located in the PRC, our business is regulated by the national and local laws of the PRC.  We believe that our conduct of our business materially complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time, for our operations in the PRC.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees.  We are also required to provide our employees with labor safety and sanitation conditions satisfying PRC government laws and regulations and we carry out regular health examinations of our employees engaged in hazardous occupations.

Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB are freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loans or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a company in China, the acquired company will also become a FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Regulation of Income Taxes

On March 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or the New EIT Law, and its implementing rules, both of which became effective on January 1, 2008. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an earned income tax, or EIT, rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax. The New EIT Law and its implementing rules impose a unified EIT rate of 25.0% on all domestic-invested enterprises and FIEs, unless they qualify under certain limited exceptions.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a resident enterprise and will normally be subject to an EIT of 25% on its global income. The implementing rules define the term “de facto management bodies” as “an establishment that exercises, in substance, overall management and control over the production, business, personnel, accounting, etc., of a Chinese enterprise.” If the PRC tax authorities subsequently determine that we should be classified as a resident enterprise, then our organization’s global income will be subject to PRC income tax of 25%. For detailed discussion of PRC tax issues related to resident enterprise status, see “Risk Factors – Risks Related to Doing Business in China – Under the New EIT Law, we may be classified as a ‘resident enterprise’ of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.”

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will timely adjust our effective income tax rate when necessary.

Dividend Distribution

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10.0% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

The New EIT Law and its implementing rules generally provide that a 10% withholding tax applies to China-sourced income derived by non-resident enterprises for PRC enterprise income tax purposes unless the jurisdiction of incorporation of such enterprises’ shareholder has a tax treaty with China that provides for a different withholding arrangement. Danbom is considered a FIE and is directly held by our subsidiary Atlantic Investment in Hong Kong. According to a 2006 tax treaty between the Mainland and Hong Kong, dividends payable by a FIE in China to the company in Hong Kong who directly holds at least 25% of the equity interests in the FIE will be subject to a no more than 5% withholding tax. We expect that such 5% withholding tax will apply to dividends paid to Atlantic Investment by Danbom, but this treatment will depend on our status as a non-resident enterprise.

Environmental Matters

Our manufacturing facilities are subject to various pollution control regulations with respect to noise, water and air pollution and the disposal of waste and hazardous materials.  We are also subject to periodic inspections by local environmental protection authorities.  Our Chinese Operating Affiliates have received certifications from the relevant PRC government agencies in charge of environmental protection indicating that their business operations are in material compliance with the relevant PRC environmental laws and regulations.  We are not currently subject to any pending actions alleging any violations of applicable PRC environmental laws.

Insurance

Insurance companies in China offer limited business insurance products. While business interruption insurance is available to a limited extent in China, we have determined that the risks of interruption, cost of such insurance and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we could face liability from the interruption of our business as summarized under “Risk Factors – Risks Related to Our Business – We do not carry business interruption or other insurance, so we have to bear losses ourselves.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

We have a short operating history.

We were founded in 2007.  We may not succeed in implementing our business plan successfully because of competition from domestic and foreign market entrants, failure of the market to accept our products, or other reasons. Therefore, you should not place undue reliance on our past performance as they may not be indicative of our future results.

We face risks related to general domestic and global economic conditions and to the current credit crisis.

Our current operating cash flows provide us with stable funding capacity. However, the current uncertainty arising out of domestic and global economic conditions, including the recent disruption in credit markets, poses a risk to the PRC economy, and may impact our ability to manage normal relationships with our customers, suppliers and creditors. If the current situation deteriorates significantly, our business could be materially negatively impacted, as demand for our products and services may decrease from a slow-down in the general economy, or supplier or customer disruptions may result from tighter credit markets.

Our business is subject to the health of the PRC economy and our growth may be inhibited by the inability of potential customers to fund purchases of our products and services.

Our products are dependent on the disposable income of PRC citizens, which could be adversely affected by an economic downturn

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans and we may be forced to curtail our operations.

We will require additional working capital to support our long-term growth strategies, which includes identifying suitable points of market entry for expansion growing the number of points of sale for our products, so as to enhance our product offerings and benefit from economies of scale. Our working capital requirements and the cash flow provided by future operating activities, if any, may vary greatly from quarter to quarter, depending on the volume of business during the period. We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources.  Additional financings could result in significant dilution to our earnings per share or the issuance of securities with rights superior to our current outstanding securities. In addition, we may grant registration rights to investors purchasing our equity or debt securities in the future. If we are unable to raise additional financing, we may be unable to implement our long-term growth strategies, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis.

If we are unable to attract and retain senior management and qualified technical and sales personnel, our operations, financial condition and prospects will be materially adversely affected.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel.  In particular, our success depends on the continuing employment of our Chairman, Mr. Qihong Yuan, our Chief Executive Officer, Mr. Xiaowei (Simon) Song, and our Chief Financial Officer, Mr. Liang (Jacky) Yan.  There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot assure you that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future.  If we are unable to attract and retain key personnel in the future, our business, operations, financial condition, results of operations and prospects could be materially adversely affected.

We do not carry business interruption or other insurance, so we have to bear losses ourselves.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim again a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins vary from quarter to quarter. As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our common stock. The reasons our quarterly results may fluctuate include:

•	variations in profit margins attributable to product mix;

•	changes in the general competitive and economic conditions;

•	delays in, or uneven timing in the delivery of, customer orders; and

•	the introduction of new products by us or our competitors.

Period to period comparisons of our results should not be relied on as indications of future performance.

Our limited ability to protect our intellectual property, and the possibility that our technology could inadvertently infringe technology owned by others, may adversely affect our ability to compete.

We rely on a combination of patents, trademarks, trade secret laws and confidentiality procedures to protect the technological know-how and brands that comprise our intellectual property. We protect our technological know-how pursuant to patents and non-disclosure and non-competition provisions contained in our employment agreements, and agreements with our employees to keep confidential all information relating to our customers, methods, business and trade secrets during and after their employment with us.  Our employees are also required to acknowledge and recognize that all inventions, trade secrets, works of authorship, developments and other processes made by them during their employment are our property.

A successful challenge to the ownership of our intellectual property could materially damage our business prospects.  Our competitors may assert that our technologies or products infringe on their patents or proprietary rights.  We may be required to obtain from others licenses that may not be available on commercially reasonable terms, if at all.  Problems with intellectual property rights could increase the cost of our products or delay or preclude our new product development and commercialization.  If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all.  Litigation could be costly and time-consuming but may be necessary to protect our technology license positions or to defend against infringement claims.

Our business may be subject to seasonal and cyclical fluctuations in sales.

We may experience seasonal fluctuations in our revenue in the PRC.  Moreover, our revenues are usually slightly higher in the fourth and first quarters due to seasonal purchases.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China's political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC. Our principal operating subsidiaries are subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

We are a Nevada holding company, but Sino-Bon is a BVI company and Atlantic Investment is a Hong Kong company, and our principal operating subsidiaries, the Chinese Operating Subsidiaries, are located in the PRC.  Most of our assets are located outside the United States and most of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments predicated on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC subsidiaries, the Chinese Operating Subsidiaries.  PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of their annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of their registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’

ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

Our business and financial performance may be materially adversely affected if the PRC regulatory authorities determine that our acquisition of our Chinese Operating Subsidiaries constitutes a Round-trip Investment without MOFCOM approval.

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the 2006 M&A Rule, which became effective on September 8, 2006. According to the 2006 M&A Rule, when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s) it must be approved by the Ministry of Commerce, or MOFCOM, and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

The PRC regulatory authorities may take the view that the reverse acquisition transaction and the Share Exchange Agreement are part of an overall series of arrangements which constitute a Round-trip Investment, because at the end of these transactions, Mr. Qihong Yuan will become effective controlling party of a foreign entity that acquired ownership of our Chinese subsidiaries. The PRC regulatory authorities may also take the view that the registration of the acquisition with the relevant AIC in Beijing and the filings with the SAFE may not be evidence that the acquisition has been properly approved because the relevant parties did not fully disclose to the AIC, SAFE or MOFCOM the overall restructuring arrangements, the existence of the Share Exchange Agreement and its link with the acquisition. If the PRC regulatory authorities take the view that the acquisition constitutes a Round-trip Investment under the 2006 M&A Rules, we cannot assure you we may be able to obtain the approval required from MOFCOM.

If the PRC regulatory authorities take the view that the acquisition constitutes a Round-trip Investment without MOFCOM approval, they could invalidate our acquisition and ownership of our Chinese subsidiaries. Additionally, the PRC regulatory authorities may take the view that the acquisition constitutes a transaction which requires the prior approval of the China Securities Regulatory Commission, or CSRC, before MOFCOM approval is obtained. We believe that if this takes place, we may be able to find a way to re-establish control of our Chinese subsidiaries’ business operations through a series of contractual arrangements rather than an outright purchase of our Chinese subsidiaries. But we cannot assure you that such contractual arrangements will be protected by PRC law or that the registrant can receive as complete or effective economic benefit and overall control of our Chinese subsidiaries’ business than if the Company had direct ownership of our Chinese subsidiaries. In addition, we cannot assure you that such contractual arrangements can be successfully effected under PRC law. If we cannot obtain MOFCOM or CSRC approval if required by the PRC regulatory authorities to do so, and if we cannot put in place or enforce relevant contractual arrangements as an alternative and equivalent means of control of our Chinese subsidiaries, our business and financial performance will be materially adversely affected.

Under the New EIT Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the New EIT Law effective on January 1, 2008, an enterprise established outside China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the New EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the 2010 tax year.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties and we make most of our sales in China. PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which we are required to do in order to comply with U.S. securities laws.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training. In addition, we may need to rely on a new and developing communication infrastructure to efficiently transfer our information from retail outlets to our headquarters. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with Commission rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

Our common stock is quoted on the OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential shareholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Provisions in our Articles of Incorporation and Bylaws or Nevada law might discourage, delay or prevent a change of control of us or changes in our management and, therefore depress the trading price of the common stock.

Nevada corporate law and our Articles of Incorporation and Bylaws contain provisions that could discourage, delay or prevent a change in control of our Company or changes in its management that our stockholders may deem advantageous. These provisions:

•
deny holders of our common stock cumulative voting rights in the election of directors, meaning that stockholders owning a majority of our outstanding shares of common stock will be able to elect all of our directors;

•	require any stockholder wishing to properly bring a matter before a meeting of stockholders to comply with specified procedural and advance notice requirements; and

•	allow any vacancy on the board of directors, however the vacancy occurs, to be filled by the directors.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our controlling stockholder holds a significant percentage of our outstanding voting securities, which could hinder our ability to engage in significant corporate transactions without his approval.

Mr. Qihong Yuan is the beneficial owner of approximately 27.2% of our outstanding voting securities.  As a result, he possesses significant influence, potentially giving him the ability, among other things, to elect a majority of our board of directors and to authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our Company’s plan of operation, financial condition and results of operation should be read in conjunction with the consolidated financial statements and the notes thereto included in this Form 8-K.

Business Overview

Jiangsu Danbom Mechanical & Electrical Co., Ltd (Danbom) was established in January 2007.  Together with its two affiliated contractual suppliers, Jiangsu Danbom Electronic Technology Co., Ltd. (Danbom ET) and Jiangsu Taicheng Plastic Products Co., Ltd. (Taicheng), Danbom is a leading manufacturer of entertainment equipment in China, namely automatic Mahjong tables.  Increasing demand for our products is being driven primarily by increased urbanization, the surge in middle-class household income, improved living conditions in general and the fast growing entertainment market in China.  We have also benefited greatly from China’s strong economic growth and social development in recent years.

Our principal business consists of: (1) the design, manufacturing, research and development of entertainment equipment, namely automatic Mahjong tables; and (2) retail and wholesale sales of such entertainment equipment under our proprietary brands, including “Danbom,” “Aodong,” “Shimeng,” as well as other brands.  Our products are sold in our regional sales centers and in over 1,000 independently owned chain stores in the regions of Guangzhou, Shenzhen, Sichuan, Henan and Hunan.  Our products are also brought to market through our extensive distribution network of 21 authorized independent distributors as well as through five giant special electronics retailers selected to sell Danbom branded equipment on our behalf.  Our company headquarters and main sales office is located in Jiangsu Province in China, in the city of Jurong.

Since the inception of Danbom in 2007, our revenues have increased from $8,725,979 in fiscal year 2007 (which was slightly shortened to approximately 11 months) to $15,436,453 in fiscal year 2008, representing a growth rate of approximately 78%. Our revenues have increased from $15,436,453 in fiscal year 2008 to $61,178,247 in fiscal year 2009, representing a growth rate of approximately 296%.

Our Corporate History and Background

Sunnyside Acres Mobile Estates was originally incorporated under the laws of the State of Nevada on November 2, 1992.  Prior to our reverse acquisition of Sino-Bon, Sunnyside had originally intended to develop and build one or more mobile home parks in Southern California.  As of December 31, 1993, all funds raised by the sale of shares of Sunnyside to fulfill its initial objective had been expended and Sunnyside thereafter became dormant.  From February 1993 until the present, Sunnyside was inactive and could be deemed to be a so-called “shell” company, whose only purpose at that time was to determine and implement a new business purpose.

As a result of our reverse acquisition of Sino-Bon, we are no longer a shell company and active business operations were revived.

Acquisition of Sino-Bon

On May 7, 2010, we completed a reverse acquisition transaction through a share exchange with Sino-Bon and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Sino-Bon in exchange for 17,000,000 shares of our Common Stock which constituted 68.0% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition.  As a result of the reverse acquisition, Sino-Bon became our wholly-owned subsidiary and the former shareholders of Sino-Bon became our controlling stockholders.  The share exchange transaction with Sino-Bon and the Shareholders, or Share Exchange, was treated as a reverse acquisition, with Sino-Bon as the acquirer and Sunnyside as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Sino-Bon and its consolidated subsidiaries.

Immediately prior to the Share Exchange, the common stock of Sino-Bon was owned by the following persons in the indicated percentages: China US Venture Capital Group Limited (11.54%); Easy Develop Investment Limited (5.6%); Rongfu Limited (5.6%); Excel Bright Group Limited (5.6%); Super Lead Investment Limited (4.65%); Tao Liu (1.26%); Miao Liu (1.26%); Zao Jie Fang (2.1%); Yu Jiao Xiong (2.1%); Zaorong Fang (3.16%); Aibao Yang (2.53%); Vento International Limited (5.15%); Sino Expo Investments Limited (5.15%); First Triumph Holdings Limited (1.96%); and Qihong Yuan (40%).

Upon the closing of the reverse acquisition, Hui Ping Cheng, our sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on May 7, 2010 increased the size of our board of directors to three directors and appointed Qihong Yuan (Chairman), Xiaowei (Simon) Song and Liang (Jacky) Yan to fill the vacancies created by such resignation and increase in the size of the board, which appointments will become effective upon the effectiveness of the resignation of Hui Ping Cheng on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officer was replaced upon the closing of the reverse acquisition as indicated in more detail below.

As a result of our acquisition of Sino-Bon, we now own all of the issued and outstanding capital stock of Sino-Bon, which in turn owns all of the issued and outstanding capital stock of Atlantic Investment, which in turn owns all of the issued and outstanding capital stock of the Chinese Operating Subsidiaries.

Sino-Bon was established in the British Virgin Islands on February 23, 2010 to serve as an intermediate holding company.  Xiong Lianli currently serves as the director of Sino-Bon.  Atlantic Investment was established in Hong Kong on September 4, 2009.  Sino-Bon currently owns 100% of Atlantic Investment.  Zuhong Xu currently serves as the director of Atlantic Investment.  On March 3, 2010, the local government of the PRC issued certificates of approval regarding the foreign ownership of the Chinese Operating Subsidiaries by Atlantic Investment, a Hong Kong entity.

Danbom, our primary Chinese Operating Subsidiary, was established in the PRC on January 24, 2007.  Qihong Yuan, our controlling stockholder, currently serves as the Executive Director and President of Danbom.  Danbom ET was established in the PRC on May 26, 2009.  Qisheng Yuan, the brother of Qihong Yuan, currently serves as the Executive Director of Danbom ET.  Taicheng was established in the PRC on November 20, 2008.  Liping Hou currently serves as the Executive Director of Taicheng.

Because of the common control between Sino-Bon, Atlantic Investment and the Chinese Operating Subsidiaries, for accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities. The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:


Growth in the Chinese Economy - We operate our facilities in China and derive almost all of our revenues from sales to customers in China.  Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses.  China has experienced significant economic growth, achieving a compound annual growth rate of over 10% in gross domestic product from 1996 through 2008.  China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession.  However, China has not been entirely immune to the global economic slowdown and is experiencing a slowing of its growth rate.


Supply and Demand in the Steel, Copper and Plastic Market – We are subject to macroeconomic factors dictating the supply and demand of raw material commodities in the PRC.  Steel, copper and plastics are our major raw materials and these commodity prices have been volatile in the past, and while they have stabilized since the first quarter of 2009, our revenues and earnings could be dramatically affected by increases and decreases in these raw material costs.


Consumer Behavior Changes in China– Growth in sales of our products, entertainment equipment, are driven primarily by China’s increased urbanization, the surge in middle-class household income, improved living conditions in general and fast growing entertainment markets in China. Changes in the Chinese consumer’s behavior will greatly effect our product sales and financial performance.

Taxation

United States and Hong Kong

We are subject to United States tax at a tax rate of 35%. No provision for income taxes in the United States has been made as we have no income taxable in the United States.

Sino-Bon was incorporated in the British Virgin Islands on February 23, 2010.  As an offshore company, it is exempt from income taxes according to the Article 242 of the BVI Business Companies Act 2004 (“Exemptions from Tax”), which states that (a) a company b) all dividends, interest, rents, royalties, compensations and other amounts paid by company, and (c) capital gains realized with respect to any shares, debt obligations or other securities of a company, are exempt from all provisions of the Income Tax Ordinance.

Atlantic Investment was incorporated in Hong Kong on September 10, 2009.  In accordance with the relevant tax laws and regulations of Hong Kong, a company, irrespective of its residential status, is subject to tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong.  No tax is levied on profits arising abroad, even if they are remitted to Hong Kong.  Therefore, Atlantic Investment is exempt from Hong Kong income tax since all the profits were derived from subsidiaries in the PRC.  The income tax rate in Hong Kong is 17.5%.

People’s Republic of China

Income Taxes:

The Company through its subsidiaries is governed by the Income Tax Laws of the PRC.  Operations in the PRC have incurred net accumulated operating income for income tax purposes.  Provisions for income taxes amounted to $1,893,875 in 2009, $88,356 in 2008, respectively.

ASC 740, Accounting for Income Taxes (“ASC 740”), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion is more likely will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative earnings experience and expectations of future taxable income by taxing jurisdiction, the carry-forward periods available to us for tax reporting purposes, and other relevant factors.

Effective January 1, 2007, we adopted the provisions of FASB Accounting Standards Codification Topic 740, Accounting for Uncertainty in Income Taxes.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The standard prescribes a recognition and measurement method for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes.

Based on a review of our tax positions, the Company was not required to record a liability for unrecognized tax benefits as a result of adopting ASC 740 on January 1, 2007.  Further, there has been no change during the years ended December 31, 2009 and 2008.  Accordingly, we have not accrued any interest and penalties through December 31, 2009.

Value Added Taxes:

The Company is subject to value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes which are determined to be late or deficient.  According to PRC tax laws, any potential tax penalty payable on late or deficient payments of this tax could be between zero and five times the amount of the late or deficient tax payable, and will be expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due.  As of December 31, 2008 and 2009, the Company accrued $33,655.03 and $517,851.42, respectively, of unpaid value-added taxes.

Our future effective income tax rate depends on various factors, such as tax legislation, the geographic composition of our pre-tax income and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will punctually adjust our effective income tax rate when necessary.

Results of Operations

Comparison of Twelve Months Ended December 31, 2009 and December 31, 2008

The following table sets forth key components of our results of operations during the twelve month periods ended December 31, 2009 and 2008, both in dollars and as a percentage of our net sales. As the reverse acquisition of Sunnyside was entered into after December 31, 2009 and during the periods indicated Sino-Bon was the only entity in our combined business that had operations, the results of operations below refer only to that of Sino-Bon.

	Twelve Months Ended		Twelve Months Ended
	31-Dec-09		31-Dec-08
		% Net		% Net
	Amount	Sales	Amount	Sales
Net Sales	$61,178,247	100%	$15,436,453	100.0%
Cost of sales	50,203,706	82%	14,229,724	92%
Gross profit	10,974,541	18%	1,206,729	8%
SG&A Expenses	3,299,724	5%	791,573	5%
Operating Income	7,674,817	13%	415,156	3%
Financial Expenses (Income)	188,292	0%	123,183	1%
Other income	23,478	0%	-	0%
Non-operating Income (Expenses)	116,397	0%	(41,069)	0%
Income Before Income Taxes	7,626,400	12%	250,904	2%
Income taxes	1,893,875	3%	88,356	1%
Net income	$5,732,525	9%	$162,548	1%

Net Sales.  Sales are mainly derived from the various types of automatic mahjong tables manufactured by Danbom and sold to the Chinese domestic market.

Total net sales were $61.2 million and $15.4 million for the fiscal years ended December 31, 2009 and 2008, respectively, representing an increase of $45.7 million or 296% year over year.  In July 2009, Danbom purchased fixed assets, including buildings, equipments, and current accounts, and assumed certain liabilities, with a net value of $4.32 million from a related party of its former shareholder, pursuant to an asset purchase agreement.  The company thus expanded its production capacity and output significantly through this acquisition.

Cost of Sales. Cost of sales for the fiscal year ended December 31, 2009 increased to $50.2 million from $14.2 million for the fiscal year ended December 31, 2008, a $36.0 million or 253% increase, consistent with the increase in revenues.

Gross Profit and Gross Margin. Our gross profit increased from $1.2 million in 2009 to $11.0 million in the twelve months ended December 31, 2009. Gross profit margins as a percentage of net revenue increased from 8% in 2008 to 18% in 2009.  The increase was consistent with the economic scale effects caused by our increases in production, product lines and revenues.

Selling, General and Administrative Expenses.  Our selling, general and administrative expenses increased to $3.3 million in the twelve months ended December 31, 2009 from $0.8 million in the same period in 2008, which remained at roughly the same percentage of net sales over the two year period.

Financial Expenses (Income). Financial expenses (income) consisted of interest income, interest expenses, and bank fees.  Interest income increased to $107,388 for the fiscal year ended December 31, 2009, compared with $47,784 for the fiscal year ended December 31, 2008.  The interest expense increased to $295,680 for the fiscal year ended December 31, 2009, compared with $170,967 for the fiscal year ended December 31, 2008, due to the Company’s increased short term borrowing activities in 2009.  The proceeds from borrowings financed the Company’s business operations.

Income Taxes. Income tax increased to $1,893,875 in the twelve months ended December 31, 2009 from $88,356 in the same period in 2008. The increase was due to an increase in income, as our income tax rate remained constant at 25%.

Net Income. The net income for the fiscal year ended December 31, 2009 increased by $5,569,977, to $5,732,525 from $162,548 for the fiscal year ended December 31, 2008.  The increase was consistent with the increase in gross profit as mentioned above.

Liquidity and Capital Resources

As of December 31, 2009, we had cash and cash equivalents of $1,150,533, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

	Twelve months Ended
	December 31,
	2009	2008
Net cash provided by operating activities	$1,834,827	$(1,319,339)
Net cash used in investing activities	(6,557,556)	(200,010)
Net cash provided by financing activities	5,637,226	1,542,053
Effects of Exchange Rate Change in Cash	34,837	69,367
Net (Decrease) Increase in Cash and Cash Equivalents	949,334	92,071
Cash and Cash Equivalent at Beginning of the Year	201,199	109,128
Cash and Cash Equivalent at End of the Year	1,150,533	201,199

Operating activities

Net cash provided by operating activities was $1,834,827 for the twelve months ended December 31, 2009, as compared to $(1,319,339) net cash used in operating activities for the same period in 2008.  Our primary cash flows from net income were realized through the sale of automatic mahjong tables.

Investing activities

Net cash used in investing activities for the twelve months ended December 31, 2009 was $(6,557,556), consisting mainly of the funds for the acquisition of fixed assets, including buildings and equipment to support the growth of our business. For the twelve months ended December 31, 2008, the Company utilized $200,010 in investing activities.

Financing activities

Net cash provided by financing activities for the twelve months ended December 31, 2009 was $5,637,226, as compared to $1,542,053 net cash provided by financing activities during the same period of 2008. These amounts consist mainly of bank borrowings.

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will require additional cash resources to meet our expected capital expenditure and working capital for the next 12 months.  We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Significant Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any.  We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation.  Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.  Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments.  We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition

Revenues are recognized upon shipment when title passes.  Shipping costs are included in cost of sales. The Company believes that recognizing revenue at time of shipment is appropriate because the Company’s sales policies meet the four criteria of SEC’s Staff Accounting Bulletin No. 104, which are: (i) persuasive evidence that an arrangement exists, (ii) delivery has occurred, (iii) the seller’s price to the buyer is fixed and determinable, and (iv) collectability is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable on a consolidated basis consist principally of amounts due from trade customers.  Credit is extended based on an evaluation of the customer’s financial condition and collateral is not generally required. Certain credit sales are made to industries that are subject to cyclical economic changes.

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its clients to make required payments are to cover potential credit losses.  Estimates are based on historical collection experience, current trends, credit policy and relationship between accounts receivable and revenues.  In determining these estimates, the Company examines historical write-offs of its receivables and reviews each client’s account to identify any specific customer collection issues.  If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payment, additional allowances might be required.  The Company’s failure to accurately estimate the losses for doubtful accounts and ensure that payments are received on a timely basis could have a material adverse effect on its business, financial condition, and results of operations.

Inventories

Merchandise inventories are stated at the lower of cost or market.  Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a salable condition.

In addition, the Company estimates net realizable value based on intended use, current market value and inventory ageing analyses.  The Company writes down inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and their estimated market value based upon assumptions about future demand and market conditions.

Comprehensive Income

The Company has adopted the provisions of ASC 220 “Reporting Comprehensive Income” which establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements.

ASC 220 defines comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities. The Company’s other comprehensive income arose from the effect of foreign currency translation adjustments.

Foreign Currency Translation

The Company’s functional currency is Chinese currency Renminbi (“RMB”) and its reporting currency is the U.S. dollar. Transactions denominated in foreign currencies are translated into U.S. dollar at exchange rate in effect on the date of the transactions. Exchange gains or losses on transaction are included in earnings.

The financial statements of the Company are translated into United States dollars in accordance with the provisions of ASC 830 “Foreign Currency Matters”, using the year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses and historical rates for the equity. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. At December 31, 2009 and 2008, the cumulative translation adjustment of $(27,796) and $(42,192) were classified as an item of accumulated other comprehensive income in the shareholders’ equity section of the balance sheet respectively. For the years ended December 31, 2009 and 2008, other comprehensive income was $14,396 and $(49,505), respectively.

Recent Accounting Pronouncements

In February, 2007, FASB issued SFAS 159 ‘The Fair Value Option for Financial Assets and Financial Liabilities’ – Including an Amendment of FABS Statement No. 115.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, SFAS No 159 was superseded by the Financial Instruments Topic of FASB Accounting Standards Codification (“ASC 825”).

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”).  This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). SFAS No 160 was superseded by the Consolidation Topic of FASB Accounting Standards Codification (“ASC 810”) The Company adopted SFAS 160 on January 1, 2009. The adoption of this statement had no effect on the Company’s consolidated financial statements.

On May 8, 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, The Hierarchy of Generally Accepted Accounting Principles, which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature.  SFAS No 162 was superseded by the General Accounting Principle Topic of FASB Accounting Standards Codification (“ASC 105”).

In June 2009, the FASB issued amended standards for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary. These amended standards are effective for us beginning in the first quarter of fiscal year 2010 and we are currently evaluating the impact that adoption will have on our consolidated financial statements.

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, Subsequent Events), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective for us beginning in the fourth quarter of fiscal year 2009. There was no material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.  ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2012); early adoption is permitted.  The Company is currently evaluating the impact of adopting ASU 2009-14 on its financial statements.

The Company does not expect the adoption of any other recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flows.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 7 , 2010 by (i) each person or group who is known by us to beneficially own more than 5% of our common stock; (ii) each director; (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, P.O. Box 031-088, Shennan Zhong Road, Shenzhen City, P.R. China  518031.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.  The information in this table is as of May 7 , 2010, based upon 25,000,000 shares of common stock outstanding.

Name and Address of Beneficial Owner	Office, If Any	Amount and Nature of Beneficial Ownership	Percent Common Stock

Xiaowei (Simon) Song	Chief Executive Officer	0	-

Qihong Yuan	Chairman nominee	6,800,000	27.2%

Hui Ping Cheng P.O. Box 031-088, Shennan Zhong Road Shenzhen City, P.R. China 518031	Director and former chief executive officer	1,250,000(1)	5.0%

All officers and directors as a group (3 persons named above)		8,050,000	32.2%

China US Venture Capital Group Limited 21F, CitiGroup Tower, No.33 Huayuan Shiqiao Road, Pudong, Shanghai, China, 200120		1,961,800	7.85%

Max Time Enterprises Limited P.O. Box 031-088, Shennan Zhong Road Shenzhen City, P.R. China 518031		1,250,000	5.0%

* Less than 1%
- N/A

(1) Ms. Cheng is the indirect owner of 1,250,000 shares of the Company’s common stock by reason of her control of Max Time Enterprises Limited, a company in which she owns a majority of its outstanding shares of common stock.

Changes in Control

The Company does not have any change of control or retirement arrangements with its executive officers.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Qihong Yuan	39	Chairman (nominee)
Xiaowei (Simon) Song	43	CEO
Liang (Jacky) Yan	31	CFO
Hui Ping Cheng	33	Director

Qihong Yuan    Mr. Yuan has been a successful entrepreneur for over 15 years.  He founded Danbom in 2007 and has served as its Chairman and President since its founding.  From July 2003 to January 2007, Mr. Yuan served as the Chairman and CEO of Nanjing Aodong Sports Recreation Equipment Co., Ltd, a company he founded and a developer and manufacturer of automatic Mahjong tables and sports and fitness equipment.  Mr. Yuan also founded and managed a number of additional companies including Nanjing Danbom Game Electrical and Mechanical Equipment Company, Nanjing Shibaote Sports Equipment Company and Shanghai Shimeng Electrical and Mechanical Equipment Co., Ltd.  In addition to his management duties, Mr. Yuan also dedicated himself to research and development of entertainment equipment and helped develop the automatic Mahjong table.  From 1990 to 1993, Mr. Yuan worked in Anhui Wuwei Cement Workshop as a director and Mission Branch Secretary.  Mr. Yuan graduated from Anhui Caohu Technical Institution.

Xiaowei (Simon) Song    Mr. Song is a well-experienced corporate executive officer with over 18 years experience as a senior executive in multinational, private and large publicly listed companies in China.  Mr. Song has served as Danbom’s CEO since November 2009 and our Chief Executive Officer since May 7 , 2010.  From June 2006 to November 2009, Mr. Song worked at SembCorp Industry (China) Investment Co. Ltd. as a Senior VP responsible for its business development activities within China.  From 2007 to 2008, Mr. Song also served as CEO of Nanjing SembCorp Utilities Co., Ltd, a large scale utility company jointly owned by SembCorp Industry (China) investment and a Chinese local partner.  From 2005 to 2006, Mr. Song was Director of the investment management department at Shanshan Investment Holding Company, one of the largest Chinese private conglomerate involving in highly diversified business sectors.  From 2003 to 2005, Mr. Song held an investment executive position in Comway Pacific Investment Co., Ltd, a subsidiary of a privately-owned US private equity fund in Shanghai.  The team he supervised successfully acquired three fast growing Chinese local companies in the textile, food and automobile industries.  Previously, Mr. Song also worked at Bank of China as a senior branch president.  Mr. Song holds a M.S. degree in Management from London Business School and a M.S. degree in Chemical Physics from University of Science & Technology of China.

Liang (Jacky) Yan    Mr. Yan is a seasoned financial executive with 10 years of experience in accounting, auditing, finance, public company general management, and mergers and acquisitions.  Mr. Yan has served as Danbom’s Chief Financial Officer since February 2010 and our Chief Financial Officer since May 7 , 2010.  From 2008 to 2010, Mr. Yan served as a Financial Manager for Yi Xin International Copper, Inc.  During that time, Mr. Yan provided support in the area of US GAAP financial reporting, financial modeling, and budget control.  From 2007 to 2008, Mr. Yan was a Senior Project Manager at Tebon Securities Co. Ltd., in charge of mergers and acquisitions.  From 2004 to 2007, Mr. Yan served as the senior Auditor Manager at Deloitte Touche Tohmatsu where he was responsible for IPO auditing and oversaw public company auditing.  From 2001 to 2004, Mr. Yan worked at the Tianzhi International CPA firm, largely involved in a variety of auditing, asset evaluation and corporate finance work.  Mr. Yan has in-depth understanding of PRC GAAP, US GAAP and IFRS and is proficient with accounting, internal control regulations, financial analysis and corporate finance.  Mr. Yan graduated from Hu Nan University with a B.A. degree in Accounting.

Hui Ping Cheng   Ms. Cheng has served as our director since November 2007 and as our President, Chief Executive Officer and Chief Financial Officer from November 2007 until May 7 , 2010.  She previously served as a senior accountant and accounting department director at Shenzhen Yi Zhi Pharmaceutical Company Limited from September 1998 until April 2007, where she managed and oversaw the company's accounting department.  From April 2007 to January 2009, she served as a director and president of Max Time Enterprises Limited.

Family Relationships

There is no family relationship among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2009 and 2008

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	All Other Compensation	Total ($)
Qihong Yuan, President of Danbom	2008	26,000	0	26,000
	2009	26,000	0	26,000
Xiaowei (Simon) Song, CEO of Danbom	2009	-	-	-
Hui Ping Cheng, former CEO	2008	0	0	0
	2009	0	0	0

(1) On May 7, 2010, we acquired Sino-Bon in a reverse acquisition transaction that was structured as a share exchange and in connection with that transaction, Mr. Xiaowei (Simon) Song became our CEO.  Prior to the effective date of the reverse acquisition, Hui Ping Cheng served as CEO of Sunnyside. Mr. Qihong Yuan has served as the Chairman and President of Danbom since its founding in 2007.  In November 2009, Mr. Song became CEO of Danbom.  The compensation shown in this table includes the amounts Mr. Yuan and Mr. Song received from Danbom in both 2008 and 2009.

Summary of Employment Agreements and Material Terms

Prior to our reverse acquisition of Sino-Bon, our Chinese Operating Subsidiaries were private limited companies organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders.  In addition, each employee is required to enter into an employment contract.  Accordingly, all our employees, including management, have executed our employment contract.  Our employment contracts with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus.  Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, we currently do not provide other benefits to the officers at this time.  Our executive officers are not entitled to severance payments upon the termination of their employment contracts or following a change in control.

Pursuant to the terms of an Employment Contract with Danbom, dated June 22, 2009, Mr. Qihong Yuan is to perform business management services in the capacity as President for Danbom during the period from July 1, 2009 to June 30, 2012.  Mr. Yuan’s Employment Contract provides for an annual salary of RMB 177,000 (approximately $26,000).

Pursuant to the terms of an Employment Contract with Danbom, dated November 10, 2009, Mr. Xiaowei (Simon) Song is to perform business management services in the capacity as CEO for Danbom during the period from November 12, 2009 to November 11, 2012.  Mr. Song’s employment agreement provides for an annual salary of RMB 360,000 (approximately $53,000).

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2009, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2009 and currently no compensation arrangements are in place for the compensation of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2008 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

At December 31, 2009, Mr. Qihong Yuan, the Chairman of Danbom and our controlling shareholder, owed an outstanding balance to Danbom of $2.98 million.  There was no interest payable with respect to such amount borrowed.  As of May 7 , 2010, such amount had been repaid in full.

In July 2009, Danbom purchased fixed assets, including buildings, equipment and current accounts, and assumed certain liabilities, for a net purchase price of $4.32 million, from Mr. Qisheng Yuan, the brother of Mr. Qihong Yuan.  Payment of the balance of the purchase price, which was approximately $1.34 million as of May 7, 2010, is due on December 31, 2011.

Insider Transactions Policies and Procedures

The Company does not currently have an insider transaction policy.

Director Independence

We currently do not have any independent directors as the term “independent” is defined by the rules of the American Stock Exchange.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board under the symbol “SNYD.OB” since April 19, 2007.  However, given the limited number of record holders and the fact that we were a “shell company” (as defined in Rule 12b-2 under the Exchange Act), trading has been limited and quotations sporadic.

Holders

On March 24, 2010 there were approximately 16 holders of record of our common stock.

Dividends

In the past, we have not distributed earnings to shareholders.  Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Substantially all of our revenues are earned by our Chinese Operating Subsidiaries.  PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 25,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Shareholders do not have preemptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiaries in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to shareholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing shareholders will be diluted.

As of May 7, 2010, we had a total of 25,000,000 shares of common stock outstanding.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our Bylaws and Articles of Incorporation, the holders of the Company’s common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder:

•
for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or

•	after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•
if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock.  The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquiror, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquiror obtains approval of the target corporation's disinterested stockholders.  The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power.  Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right.  These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Although we are not currently subject to these “control share” provisions since we do not conduct business directly or indirectly in Nevada and have less than 100 stockholders of record who are Nevada residents, there can be no assurance that in the future such provisions will not apply to us.

Transfer Agent And Registrar

Our independent stock transfer agent is Pacific Stock Transfer Company. Their mailing address is 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, and their phone number is (702) 361-3033.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The current Bylaws of the Company provide that the Company shall indemnify its directors and officers, including payment of expenses as they are incurred and in advance of the final disposition of any action, suit, or proceeding, to the fullest extent permitted under Nevada law.

The Company is permitted by the Bylaws to purchase and maintain insurance and make other financial arrangements on behalf of its officers and directors against any liability and expense incurred in such capacity, whether or not the Company would have the power to indemnify such person against such liability, to the fullest extent permitted under Nevada law.

The Company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

	By the stockholders;

	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:


does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On May 7, 2010, we issued 17,000,000 shares of our Common Stock to the shareholders of Sino-Bon Entertainment Inc.  The total consideration for the 17,000,000 shares of our Common Stock was 50,000 shares of Sino-Bon Entertainment Inc., which is all the issued and outstanding capital stock of Sino-Bon Entertainment Inc. The number of our shares issued to the shareholders of Sino-Bon Entertainment Inc. was determined based on an arms-length negotiation. The issuance of our shares to the shareholders of Kalington was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder.

We issued securities in reliance upon Rule 506 of Regulation D of the Securities Act. These shareholders who received the securities in such instances made representations that (a) the shareholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the shareholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the shareholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the shareholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the shareholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Sino-Bon Entertainment Inc., immediately after the Share Exchange the former shareholders of Sino-Bon Entertainment Inc. owned 68.0% of the total outstanding shares of our common stock and 68.0% of the total voting power of all our outstanding voting securities.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition, Hui Ping Cheng, our sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as our director that will become effective on the tenth day following the mailing by us of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  In addition, our board of directors on May 7, 2010 increased the size of our board of directors to three directors and appointed Qihong Yuan (Chairman), Xiaowei (Simon) Song and Liang (Jacky) Yan to fill the vacancies created by such resignation and increase in the size of the board, which appointments will become effective upon the effectiveness of the resignation of Hui Ping Cheng on the tenth day following the mailing by us of the Information Statement to our stockholders.  In addition, our executive officer was replaced by Messrs. Song and Yan upon the closing of the reverse acquisition as indicated in more detail above.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.06.

CHANGE IN SHELL COMPANY STATUS

Prior to the closing of the reverse acquisition, Sunnyside Acres Mobile Estates was a “shell company” as defined in Rule 12b-2 of the Exchange Act.  As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, Sunnyside Acres Mobile Estates ceased being a shell company upon completion of the reverse acquisition on May 7, 2010.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements of Business Acquired

Filed herewith are the following:

(a)

1.  Audited consolidated financial statements of Sino-Bon Entertainment Inc. and subsidiaries for the fiscal years ended December 31, 2009 and 2008.

(b)

Pro Forma Financial Information

2.  Unaudited pro forma condensed consolidated financial information of Sino-Bon Entertainment Inc. and its subsidiaries for the requisite periods.

(d)

Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of May 7 , 2010, among Sunnyside Acres Mobile Estates, Sino-Bon Entertainment Inc., the shareholders of Sino-Bon Entertainment Inc. and Max Time Enterprises Limited
*3.1	Articles of Incorporation
**3.2	Bylaws
10.1	Employment Contract, dated June 22, 2009, between Qihong Yuan and Danbom
10.2	Employment Contract, dated November 10, 2009, between Xiaowei (Simon) Song and Danbom
10.3	Employment Contract, dated February 5, 2010, between Liang (Jacky) Yan and Danbom
10.4	Agreement for Asset Transfer, dated June 10, 2009, between Qisheng Yuan and Danbom
10.5	Sales Contract, dated November 1, 2009, between Wuxi Linglang Electrical Appliance Mfg. Co., Ltd. and Danbom
10.6	Form of Agreement on Sales Incentive of Regional Distributors of Danbom in 2010
10.7	Building Lease Agreement, dated April 1, 2009, between Wu Shuigen and Taicheng
10.8	Danbom's Land Usage Certificates issued by local Chinese government
21	Subsidiaries of the Company
*	Filed as Exhibit 3.1 to the Company's registration statement on Form 10-SB, as filed with the Securities and Exchange Commission on September 15, 2006, and incorporated herein by this reference
**	Filed as Exhibit 3.2 to the Company's registration statement on Form 10-SB, as filed with the Securities and Exchange Commission on September 15, 2006, and incorporated herein by this reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7 , 2010

Sunnyside Acres Mobile Estates
(Registrant)

/s/ Xiaowei (Simon) Song
*Signature

Chief Executive Officer
Title

SINO-BON ENTERTAINMENT INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009

ACSB Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route One
1 Penn Plaza
Iselin, New Jersey 08830
36th Floor
732.855.9600

New York, NY 10119

Fax:732.855.9559
212.786.7510
www.acsbco.com
Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Sino-Bon Entertainment Inc.

We have audited the accompanying consolidated balance sheets of Sino-Bon Entertainment Inc. as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2009 and January 23, 2007 (date of inception) to December 31, 2007. Sino-Bon Entertainment Inc. management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sino-Bon Entertainment Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 and date of inception to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Certified Public Accountants
New York, N.Y.
April 7, 2010

SINO-BON ENTERTAINMENT INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
ASSETS	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$1,150,533	$201,199
Restricted Cash (Note 2)	6,578,898	1,854,437
Accounts receivable, net (Note 2)	11,244,439	348,638
Other receivable, net	1,853,294	920,170
Due from related party (Note 6)	2,976,599	265,770
Notes receivable	29,338	-
Inventories (Note 3)	3,055,321	957,006
Trade deposit paid, net	3,164,109	1,558,113
Prepaid expenses and other assets	28,452	898
Total current assets	30,080,983	6,106,231
NON-CURRENT ASSETS
Long-term investments (Note 4)	504,881	504,881
Other assets	107,826	-
Construction in progress	555,646	458,036
Property, plant and equipment, net (Note 2)	7,382,114	1,121,590
Intangible assets, net (Note 2)	27,589	18,744
TOTAL ASSETS	$38,659,039	$8,209,482

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term bank loan (Note 7)	$7,525,084	$2,594,271
Bank's acceptance (Note 5)	6,505,554	1,854,437
Account payables	6,246,184	1,796,779
Accrued expenses and other payables	4,305,649	963,309
Due to related party - current	431,349	-
Customer Deposits	612,841	56,691
Income tax payable	1,431,313	136,542
Total current liabilities	27,057,974	7,402,029
Due to related party (Note 6)	4,321,905	-
Total liabilities	31,379,879	7,402,029
STOCKHOLDERS' EQUITY
Capital stock, $0.001 par value - 50,000,000 shares authorized	50,000	50,000
Additional paid-in capital	1,367,823	643,037
Retained earnings	5,939,133	206,608
Accumulated other comprehensive income	(27,796)	(42,192)
Stock subscription receivable	(50,000)	(50,000)
Total stockholders' equity	7,279,160	807,453
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$38,659,039	$8,209,482
The accompanying notes are an integrated part of these consolidated financial statements

SINO-BON ENTERTAINMENT INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

			Period
			1/23/2007
	Year Ended December 31,		(Inception) -
	2009	2008	12/31/2007

Sales, net	$61,178,247	$15,436,453	$8,725,979
Cost of sales	(50,203,706)	(14,229,724)	(8,233,775)
Gross profit	10,974,541	1,206,729	492,204

Operating income/(expenses)
Selling, general and administrative expenses	(3,299,724)	(791,573)	(366,565)

Income from Operations	7,674,817	415,156	125,639

Other income/(expenses)
Interest income	107,388	47,784	2,024
Other income	23,478	-	5,808
Non operating income	126,584	577	2,165
Non operating expenses	(10,187)	(41,646)	(1,330)
Finance costs	(295,680)	(170,967)	(43,653)
Profit before income tax	7,626,400	250,904	90,653

Income taxes	(1,893,875)	(88,356)	(46,593)

Net income	$5,732,525	$162,548	$44,060

COMPREHENSIVE INCOME
Net Income	$5,732,525	$162,548	$44,060
Other Comprehensive Income
Foreign currency translation adjustment	14,396	(49,505)	7,313
TOTAL COMPREHENSIVE INCOME	$5,746,921	$113,043	$51,373

The accompanying notes are an integrated part of these consolidated financial statements

SINO-BON ENTERTAINMENT INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Shares of
	Common			Accumulated	Accumulated
	Stock		Additional	Retained	Other	Stock
	Outstanding	Common	Paid-in	earnings/	Comprehensive	Subscription
	In thousand	Stock	Capital	(Deficit)	Income/(Loss)	Receivable	Total

Balance, January 1, 2009	50,000	$50,000	$643,037	$206,608	$(42,192)	$(50,000)	$807,453
Additional Capital			724,786				724,786
Net (income) loss				5,732,525			5,732,525
Foreign currency translation
adjustments					14,396		14,396
Balance, December 31, 2009	50,000	$50,000	$1,367,823	$5,939,133	$(27,796)	$(50,000)	$7,279,160

Balance, January 1, 2008	50,000	$50,000	$643,037	$44,060	$7,313	$(50,000)	$694,410
Net income/(loss)				162,548			162,548
Foreign currency translation
adjustments					(49,505)		(49,505)
Balance, December 31, 2008	50,000	$50,000	$643,037	$206,608	$(42,192)	$(50,000)	$807,453

The accompanying notes are an integrated part of these consolidated financial statements

SINO-BON ENTERTAINMENT INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Period
			1/23/2007
	Years Ended December 31,		(Inception) -
CASH FLOWS FROM OPERATING ACTIVITIES：	2009	2008	12/31/2007
Net income	$5,732,525	$162,548	$44,060
Adjustments to reconcile net income to net cash provided by
Operating activities:
Depreciation	188,772	110,988	38,316
Amortization	3,645	2,358	1,253
Changes in assets and liabilities provided/(used) cash :
Provision for doubtful accounts	157,593	38,869	55,658
Restricted cash	(4,724,461)	(1,854,437)	-
Accounts receivable	(10,837,337)	(296,707)	(130,200)
Other receivables	(941,272)	(30,024)	(805,665)
Notes receivable	(29,284)	-	-
Due from related party	(2,704,941)	(257,254)	-
Due to related party	4,744,624	-	-
Trade deposit paid	(1,779,248)	(378,497)	(1,057,502)
Prepayment	(27,501)	(327)	(508)
Inventories	(2,091,030)	(428,673)	(465,867)
Other assets	(107,630)	-	-
Notes payable to bank	4,635,938	1,795,015	-
Customer deposits	554,934	(168,688)	209,277
Accounts and other payables	7,767,576	(106,413)	2,600,543
Income tax payable	1,291,924	91,903	37,691
Net cash provided by operating activities	1,834,827	(1,319,339)	527,056

CASH FLOWS FROM INVESTING ACTIVITIES：
Long-term investments	-	(70,736)	(417,163)
Purchase of property & equipment	(6,449,296)	(268,901)	(1,061,348)
Purchase of Intangible assets	(12,490)	(1,273)	(21,082)
Prepayment of construction in progress	(95,770)	81,545	(491,363)
Disposal of property & equipment	-	59,355	-
Net cash used in investing activities	(6,557,556)	(200,010)	(1,990,956)

CASH FLOWS FROM FINANCING ACTIVITIES：
Capital	724,786	-	643,037
Inception of short-term bank loan	4,912,440	1,542,053	907,165
Net cash provided by financing activities	5,637,226	1,542,053	1,550,202

Effect of exchange rate changes on cash and cash equivalents	34,837	69,367	22,826

NET CHANGE IN CASH AND CASH EQUIVALENTS	949,334	92,071	109,128
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	201,199	109,128	-
CASH AND CASH EQUIVALENTS, END OF YEAR	$1,150,533	$201,199	$109,128

SUPPLEMENTAL DISCLOSURES:
Income taxes paid	$599,345	$7,044	$7,580
Interest paid	$200,394	$170,967	$43,653
The accompanying notes are an integrated part of these consolidated financial statements

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 1 - ORGANIZATION

Sino-Bon Entertainment Inc. – BVI was incorporated on February 23, 2010 under the laws of the British Virginia Islands is a holding company with subsidiaries engaged in manufacturing Electronic mahjong machine. Atlantic Investment (Group) Ltd. (Atlantic) was incorporated on April 9, 2009 under the laws of Hong Kong. Jiangsu Danbom Mechanism & Electronics Co., Ltd. was incorporated on January 23, 2007 under the laws of the Peoples Republic of China (PRC). Jiangsu Danbom Electronic Tech. Co., Ltd. was incorporated on May 10, 2009 under the laws of the Peoples Republic of China (PRC). Jiangsu Danbom Taicheng plastics Co., Ltd. was incorporated in November 20, 2008 under the laws of the Peoples Republic of China (PRC). Collectively these corporations are referred to herein as the Company.

As of December 31, 2009, the Subsidiaries of the Company are as follows:

The Atlantic operates through its principal subsidiary, Jiangsu Danbom Mechanical & Electrical Co., Ltd. (Danbom), which includes the operations of Jiangsu Danbom Electronic Tech. Co., Ltd. (Electronic) and Jiangsu Danbom Taicheng Plastics Co., Ltd. (Taicheng).

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The Company's functional currency is the Chinese Renminbi, however the accompanying audited consolidated financial statements have been translated and presented in United States Dollars.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Translation Adjustment

As of December 31, 2009, 2008, and 2007, the accounts of Jiangsu Danbom Mechanism & Electronics Co., Ltd., Jiangsu Danbom Electronic Tech. Co., Ltd., and Jiangsu Danbom Taicheng plastics Co., Ltd. were maintained, and its financial statements were expressed, in Chinese Yuan Renminbi (CNY). Such financial statements were translated into U.S. Dollars (USD) in accordance with the Foreign Currency Matters Topic of the FASB Accounting Standards Codification (“ASC 830”) with the CNY as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholders equity was translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with the Comprehensive Income Topic of the FASB Accounting Standard Codification (“ASC 220”). Transaction gains and losses are reflected in the income statement.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Sino-Bon Entertainment Inc. and its wholly owned subsidiaries Jiangsu Danbom Mechanism & Electronics Co., Ltd., Jiangsu Danbom Electronic Tech. Co., Ltd., Jiangsu Danbom Taicheng plastics Co., Ltd., and Atlantic Investment (Group) Ltd. since date of incorporation, collectively referred to herein as the Company.  All intercompany transactions and accounts have been eliminated in consolidation.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contingencies

Certain conditions may exist as of the date the financial statements are issued. These conditions may result in a future loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed. These was no contingent liabilities requiring a provision for losses at December 31, 2009.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Restricted Cash

Restricted cash of $6.58 million and $1.85 million, as of December 31, 2009 and 2008, respectively, consists of cash deposited by Jiangsu Danbom Mechanical & Electrical Co., Ltd. in a special bank account, which was created to be in compliance with Bank’s Acceptance paid by financial institutions for advances to vendors.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

Accounts receivable on a consolidated basis consist principally of amounts due from trade customers.  Credit is extended based on an evaluation of the customer’s financial condition and collateral is not generally required. Certain credit sales are made to industries that are subject to cyclical economic changes.

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its clients to make required payments are to cover potential credit losses.  Estimates are based on historical collection experience, current trends, credit policy and relationship between accounts receivable and revenues.  In determining these estimates, the Company examines historical write-offs of its receivables and reviews each client’s account to identify any specific customer collection issues.  If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payment, additional allowances might be required.  The Company’s failure to accurately estimate the losses for doubtful accounts and ensure that payments are received on a timely basis could have a material adverse effect on its business, financial condition, and results of operations.

Allowance for doubtful accounts amounted to $252,120 and $94,527 as of December 31, 2009 and 2008, respectively.

Property, Plant & Equipment, Net

Property, plant and equipment are recorded at cost less accumulated depreciation and include expenditures for additions and major improvements.  Maintenance and repairs are charged to operations as incurred.  Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets.

Building	5 - 20 years
Machinery	5 - 10 years
Office Furniture & Equipments	3 - 5 years
Motor vehicles	5 – 10 years

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of December 31, 2009 and 2008 Property, Plant & Equipment of consist of the following:

	December 31,	December 31,
	2009	2008
Building	$4,335,816	$680,788
Machinery	1,163,154	288,452
Office Furniture & Equipments	156,328	52,627
Motor vehicles	262,423	236,388
Land	1,789,831	-
	7,707,552	1,258,256
Accumulated depreciation	(325,438)	(136,666)
	$7,382,114	$1,121,590

Depreciation expense for the years ended December 31, 2009, 2008, and 2007 was $188,772, $110,988, and $38,316, respectively.

Fair Value of Financial Instruments

FASB Accounting Standards Codification Topic on Fair Value Measurements and Disclosures (“ASC 820”) requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

Revenues are recognized upon shipment when title passes.  Shipping costs are included in cost of sales. The Company believes that recognizing revenue at time of shipment is appropriate because the Company’s sales policies meet the four criteria of SEC’s Staff Accounting Bulletin No. 104, which are: (i) persuasive evidence that an arrangement exists, (ii) delivery has occurred, (iii) the seller’s price to the buyer is fixed and determinable, and (iv) collectability is reasonably assured.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company utilizes FASB Accounting Standards Codification Topic on Income Taxes (“ASC 740”), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. There were no deferred taxes at December 31, 2009.

Statement of Cash Flows

In accordance with FASB Accounting Standards Codification Topic on Statement of Cash flows (“ASC 230”), cash flows from the Company’s operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions.

The Company has a diversified customer base, mostly located in China. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangibles Assets

Intangible assets recorded at cost less accumulated amortization.  Amortization is computed for financial reporting purposes using the straight-line method over the estimated useful lives of the assets. The intangible assets consist principally of accounting software, which ranges 10 years.

At the December 31, 2009 and 2008, intangible assets of consist of the following:

	December 31,	December 31,
	2009	2008
Accounting software	$34,845	$22,355
Accumulated amortization	7,256	3,611
	$27,589	$18,744

Amortization expense for the years ended December 31, 2009, 2008, and 2007 was $3,645, $2,358, and $1,253, respectively.

The estimated aggregate amortizations expense for each of the five succeeding years and thereafter are as follows:

2010	$3,645
2011	3,645
2012	3,645
2013	3,645
2014	3,645
Thereafter	9,364
Total	$27,589

Reclassifications

Certain prior year amounts in the accompanying consolidated financial statements have been reclassified to conform to the current year presentations.

Related parties
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In February, 2007, FASB issued SFAS 159 ‘The Fair Value Option for Financial Assets and Financial Liabilities’ – Including an Amendment of FABS Statement No. 115.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, SFAS No 159 was superseded by the Financial Instruments Topic of FASB Accounting Standards Codification (“ASC 825”).

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”).  This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). SFAS No 160 was superseded by the Consolidation Topic of FASB Accounting Standards Codification (“ASC 810”) The Company adopted SFAS 160 on January 1, 2009. The adoption of this statement had no effect on the Company’s consolidated financial statements.

On May 8, 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, The Hierarchy of Generally Accepted Accounting Principles, which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature.  SFAS No 162 was superseded by the General Accounting Principle Topic of FASB Accounting Standards Codification (“ASC 105”).

In June 2009, the FASB issued amended standards for determining whether to consolidate a variable interest entity. These amended standards eliminate a mandatory quantitative approach to determine whether a variable interest gives the entity a controlling financial interest in a variable interest entity in favor of a qualitatively focused analysis, and require an ongoing reassessment of whether an entity is the primary beneficiary. These amended standards are effective for us beginning in the first quarter of fiscal year 2010 and we are currently evaluating the impact that adoption will have on our consolidated financial statements.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, Subsequent Events), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective for us beginning in the fourth quarter of fiscal year 2009. There was no material impact upon the adoption of this standard on the Company’s consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.  ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2012); early adoption is permitted.  The Company is currently evaluating the impact of adopting ASU 2009-14 on its financial statements.

Note 3 - INVENTORIES

Inventories are stated at the lower of cost or market value.  The inventories are valued using weighted average method.

	December 31,
	2009	2008
Raw materials and supplies	$1,643,204	$246,312
Work in progress	151,419	303,326
Finished goods	1,260,698	407,368
Totals	$3,055,321	$957,006

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 4 – LONG-TERM INVESTMENTS

Long-term investments included investments in Jiangsu Danbom Color Printing Co., Ltd. (Color Printing) and Baohua Credit Union (Baohua).

The Company owns 31.5% of total shares of Color Printing and has entered in agreement that they can not to exercise significant influence in Color Printing. The investment was valued $431,803 and $431,803 as of December 31, 2009 and 2008, respectively. There was no investment income for the three year ended at December 31, 2009, 2008, and 2007.

The Company owns 50,000 shares of Baohua Credit Union. The investment was valued $73,078 and $73,078 as of December 31, 2009 and 2008, respectively. The investment income was $2,050, $0, and $0, which was included in Non-operating income in the statement of operations, for the three year ended at December 31, 2009, 2008, and 2007, respectively.

Note 5 – BANK’S ACCEPTANCE

Bank's Acceptance Bill (BA) is a commercial bill. Acceptance by the bank deposit to open deposit accounts were out of tickets to the Bank for examination and approval by the Bank of acceptance, unconditional guarantee to pay a specified date determined amount to the payee or bearer. Commercial bills issued on the drawer to drawer acceptance are the Bank of Credit based on the recognition and support for the credit. They are related accounts to restricted cash and accounts payable. The Company paid its portion of vendors by BA, some BAs are secured 100% by restricted cash to guarantee the payment later, and the others are secured 50% by restricted cash only and 50% by short-term bank loan. The Company will pay interest these short-term bank loans.

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 6 – RELATED PARTY TRANSACTIONS

At December 31, 2009, Due from related party account has balance of 2.98 million, which is due from a shareholder.

On July, 2009, Jiangsu Danbom Mechanism & Electronics Co., Ltd. purchased fixed assets, liabilities, including buildings, equipments, and current accounts, which a value of $4.32 million, from a related party, shareholder,  according to a Purchase Agreement. The due date for payment is December 31, 2011.

Below details substance of Asset purchase agreement.

Accounts name	Assets	Liabilities
Cash	$270,735	$
Accounts receivable	3,000,301
Other receivables	3,884,371
Advance payment	2,269,445
Inventory	1,416,693
Fixed assets	5,804,320
Accounts payable			8,337,949
Other payable			3,106,307
Trade deposit			879,704
Total	$16,645,865		12,323,960
Due to related party			$4,321,905

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
Note 7 – BANK DEBT

The Company has revolving loans which has various expiration dates. However, each loan calls for company to repay loan annually.

As of December 31, 2009 and 2008, the Company had debt as follows:

12/31/2009
Rural Credit Cooperative	$293,376
Loan calls for interest 0.715% per month, with principal due in 2010
Rural Credit Cooperative	1,217,509
Loan calls for interest 0.439% per month, with principal due in 2012
Rural Credit Cooperative	982,808
Loan calls for interest 0.439% per month, with principal due in 2010
Rural Credit Cooperative - Banks Acceptance	1,657,572
Loan calls for interest 2.5% per month, with principal due in 2010
Agricultural Bank of China	733,439
Loan calls for interest 0.439% per month, with principal due in 2013
Agricultural Bank of China	1,760,253
Loan calls for interest 0.439% per month, with principal due in 2010
China Construction Bank	146,688
Loan calls for interest 0.439% per month, with principal due in 2010
China Construction Bank	733,439
Loan calls for interest 0.405% per month, with principal due in 2010
$7,525,084

12/31/2008
Rural Credit Cooperative	$1,001,171
Loan calls for interest 0.72% per month, with principal due in 2012
Rural Credit Cooperative	730,780
Loan calls for interest 0.72% per month, with principal due in 2009
Agricultural Bank of China	730,780
Loan calls for interest 0.68% per month, with principal due in 2013
Agricultural Bank of China - Bank's Acceptance	131,540
Loan calls for interest 2.5% per month, with principal due in 2009
$2,594,271

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Notes 8 – INOCME TAXES

The Company through its subsidiary Jiangsu Danbom Mechanical & Electrical Co., Ltd. is governed by the Income Tax Laws of the PRC. Operations in the United States of America have incurred net accumulated operating Income for income tax purposes. Provisions for income taxes amounted to $1,893,875 in 2009, $88,356 in 2008, and $46,593 in 2007, respectively.

ASC 740, Accounting for Income Taxes (“ASC 740”), requires that deferred tax assets be evaluated for future realization and reduced by a valuation allowance to the extent we believe a portion more likely than not will not be realized. We consider many factors when assessing the likelihood of future realization of our deferred tax assets, including our recent cumulative earnings experience and expectations of future taxable income by taxing jurisdiction, the carry-forward periods available to us for tax reporting purposes, and other relevant factors.

Effective January 1, 2007, we adopted the provisions of FASB Accounting Standards Codification Topic 740, Accounting for Uncertainty in Income Taxes.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The standard prescribes a recognition and measurement method for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and which may not accurately forecast actual outcomes.

Based on a review of our tax positions, the Company was not required to record a liability for unrecognized tax benefits as a result of adopting ASC 740 on January 1, 2007.  Further, there has been no change during the years ended December 31, 2009 and 2008.  Accordingly, we have not accrued any interest and penalties through December 31, 2009.

Note 9 – COMMITMENTS

The Company leases factory facilities under 3 year’s arrangements from April 1, 2009. Rental expense for the years ended December 31, 2009, 2008, and 2007 was $74,664, $10,120, and $25,686, respectively.. The Company has future minimum lease obligations as of December 31, 2009 as follows:

2010	$89,773
2011	89,773
2012	14,962
Total	$194,508

SINO-BON ENTERTAINMENT INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009

Note 10 - OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income, included in stockholders equity, as of December 31, 2009 and 2008 are as follows:

	Foreign Currency	Accumulated Other
	Translation	Comprehensive
	Adjustment	Income
Balance December 31, 2007	$7,313	$7,313
Changes for year ended December 31, 2008	(49,505)	(49,505)
Balance December 31, 2008	(42,192)	(42,192)
Changes for year ended December 31, 2009	14,396	14,396
Balance at December 31, 2009	$(27,796)	$(27,796)

Note 11 - SUBSEQUENT EVENTS

For The Year ended December 31, 2009, the Company evaluated subsequent events for potential recognitions and disclosure through April 2010, the date of the Financial Statement issuance.

PRO FORMA FINANCIAL STATEMENTS
	SINO-BON ENTERTAINMENT INC.		Sunnyside Acres Mobile Estates
	CONSOLIDATED BALANCE SHEETS		CONSOLIDATED BALANCE SHEETS			Proforma Adjustments			PROFORMA BALANCE SHEETS
	December 31,	December 31,	December 31,		December 31,	December 31,		December 31,	December 31,	December 31,
ASSETS	2009	2008	2009		2008	2009		2008	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$1,150,533	$201,199	$			$			$1,150,533	$201,199
Restricted Cash (Note 2)	6,578,898	1,854,437							6,578,898	1,854,437
Accounts receivable, net (Note 2)	11,244,439	348,638							11,244,439	348,638
Other receivable, net	1,853,294	920,170							1,853,294	920,170
Due from related party (Note 6)	2,976,599	265,770							2,976,599	265,770
Notes receivable	29,338	0							29,338	0
Inventories (Note 3)	3,055,321	957,006							3,055,321	957,006
Trade deposit paid, net	3,164,109	1,558,113							3,164,109	1,558,113
Prepaid expenses and other assets	28,452	898							28,452	898
Total current assets	30,080,983	6,106,231		0	0		0	0	30,080,983	6,106,231
NON-CURRENT ASSETS
Long-term investments (Note 4)	504,881	504,881							504,881	504,881
Other assets	107,826	0							107,826	0
Construction in progress	555,646	458,036							555,646	458,036
Property, plant and equipment, net (Note 2)	7,382,114	1,121,590							7,382,114	1,121,590
Intangible assets, net (Note 2)	27,589	18,744							27,589	18,744
TOTAL ASSETS	$38,659,039	$8,209,482		$0	$0		$0	$0	$38,659,039	$8,209,482
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term bank loan (Note 7)	$7,525,084	$2,594,271	$			$			$7,525,084	2,594,271
Bank's acceptance (Note 5)	6,505,554	1,854,437							6,505,554	1,854,437
Account payables	6,246,184	1,796,779		2,043	24,047		-2,043	-24,047	6,246,184	1,796,779
Accrued expenses and other payables	4,305,649	963,309							4,305,649	963,309
Due to related party – current	431,349	0							431,349	0
Customer Deposits	612,841	56,691							612,841	56,691
Income tax payable	1,431,313	136,542							1,431,313	136,542
Total current liabilities	27,057,974	7,402,029		2,043	24,047		-2,043	-24,047	27,057,974	7,402,029
Due to related party (Note 6)	4,321,905	-							4,321,905
Total liabilities	31,379,879	7,402,029		2,043	24,047		-2,043	-24,047	31,379,879	7,402,029
STOCKHOLDERS' EQUITY
Capital stock, $0.001 par value - 50,000,000 shares authorized	50,000	50,000		8,000	8,000		-33,000	-33,000	25,000	25,000
Additional paid-in capital	1,367,823	643,037		153,794	96,857		-128,794	-71,857	1,392,823	668,037
Retained earnings	5,939,133	206,608		-163,837	-128,904		163,837	128,904	5,939,133	206,608
Accumulated other comprehensive income	-27,796	-42,192							-27,796	-42,192
Stock subscription receivable	-50,000	-50,000							-50,000	-50,000
Total stockholders' equity	7,279,160	807,453		-2,043	-24,047		2,043	24,047	7,279,160	807,453
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$38,659,039	$8,209,482		$0	$0		$0	$0	$38,659,039	$8,209,482

1

	SINO-BON ENTERTAINMENT INC.		Sunnyside Acres Mobile Estates				Proforma
	STATEMENTS OF OPERATIONS		STATEMENTS OF OPERATIONS		Proforma Adjustments		STATEMENTS OF OPERATIONS

	Year Ended December 31,		December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2009	2008	2009	2008	2009	2008	2009	2008

Sales, net	$61,178,247	$15,436,453	$		$		$61,178,247	$15,436,453
Cost of sales	-50,203,706	-14,229,724					-50,203,706	-14,229,724
Gross profit	10,974,541	1,206,729					10,974,541	1,206,729

Operating income/(expenses)
Selling, general and administrative expenses	-3,299,724	-791,573	(34,933)	(67,962)	34933	67962	(3,299,724)	(791,573)

Income from Operations	7,674,817	415,156	-34,933	-67,962	34,933	67,962	7,674,817	415,156

Other income/(expenses)
Interest income	107,388	47,784					107,388	47,784
Other income	23,478	0					23,478	0
Non operating income	126,584	577					126,584	577
Non operating expenses	-10,187	-41,646					-10,187	-41,646
Finance costs	-295,680	-170,967					-295,680	-170,967
Profit before income tax	7,626,400	250,904	-34,933	-67,962	34,933	67,962	7,626,400	250,904

Income taxes	-1,893,875	-88,356					-1,893,875	-88,356

Net income	$5,732,525	$162,548	$-34,933	$-67,962	$34,933	$67,962	$5,732,525	$162,548

COMPREHENSIVE INCOME
Net Income	$5,732,525	$162,548	$-34,933	$-67,962	$34,933	$67,962	$5,732,525	$162,548
Other Comprehensive Income
Foreign currency translation adjustment	14,396	-49,505					14,396	-49,505
TOTAL COMPREHENSIVE INCOME	$5,746,921	$113,043	$-34,933	$-67,962	$34,933	$67,962	$5,746,921	$113,043

2

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – BASIS OF PRESENTATION

In May, 2010, Sino-Bon Entertainment Inc. (the “Company”) entered into a Share Exchange Agreement with Sunnyside Acres Mobile Estates (Sunnyside), whereby Action acquired 100% of the issued and outstanding capital stock of the Company in exchange for 17,000,000 shares of the common stock of Sunnyside. As a result of the reverse acquisition, the Company became Sunnyside’s wholly-owned subsidiary and the former shareholders of the Company became controlling stockholders of Sunnyside.  The share exchange transaction with Sunnyside was treated as a reverse acquisition, with the Company as the accounting acquirer and Sunnyside as the acquired party.

Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements for periods prior to the Share Exchange Agreement will be those of the Company and will be recorded at the historical cost basis.  After the completion of the Share Exchange Agreement, the Company’s consolidated financial statements will include the assets and liabilities of the Company and Action, the historical operations of the Company and the operations of Sunnyside from the closing date of the Share Exchange Agreement.

These pro forma consolidated financial statements are prepared assuming the above transaction occurred on December 31, 2008 (as to the balance sheet) and on January 1, 2008 (as to the income statements).

Audited financial statements of the Company and Action have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Sunnyside and the Company.

Note 2 – PRO FORMA ADJUSTMENTS

Proforma Adjustments			Proforma Adjustments
December 31, 2009			December 31, 2008

Accounts Payable	2,043		Accounts Payable	24,047
Additional Paid in Capital	161,794		Additional Paid in Capital	104,857
Retained Earnings		163,837	Retained Earnings		128,904
Eliminate Shells Equity Accounts (a)			Eliminate Shells Equity Accounts

Capital Stock	50000		Capital Stock	50000
Additional Paid in Capital		50000	Additional Paid in Capital		50000
Eliminate Sino-Bon Capital (b)			Eliminate Sino-Bon Capital

Additional Paid in Capital	17,000		Additional Paid in Capital	17,000
Capital Stock		17,000	Capital Stock		17,000
Record Merger shares issued©			Record Merger shares issued

	230,837	230,837		195,904	195,904

3